Filed Pursuant to Rule 424(b)(3)
Registration No. 333-145885

PROSPECTUS SUPPLEMENT NO. 1
(To prospectus dated September 5, 2007)

105,263,074 shares

EXCO Resources, Inc.

Common Stock

This prospectus supplement dated July 22, 2008 supplements that certain prospectus dated September 5, 2007 (the “prospectus”) relating to the resale of up to 105,263,074 shares of our common stock that may be offered for sale by the selling shareholders.  The shares of common stock registered for resale in the prospectus were issuable upon the conversion of (i) 24,383 shares of our Series A-1 7% Cumulative Convertible Perpetual Preferred Stock, (ii) 11,700 shares of our Series B 7% Cumulative Convertible Perpetual Preferred Stock, (iii) 2,925 shares of our Series C 7% Cumulative Convertible Perpetual Preferred Stock and (iv) 160,992 shares of our Series A-1 Hybrid Preferred Stock. On July 16, 2008, we exercised our right to force the conversion of all of the outstanding shares of preferred stock.  The sole purpose of this prospectus supplement is to update the table under the caption “Selling Shareholders” in the prospectus dated September 5, 2007. The following updated information is based upon information provided to us by the selling shareholders and is accurate to our knowledge as of the date of this prospectus supplement.

This prospectus supplement is incorporated by reference into the prospectus and should be read in conjunction with, and may not be delivered or utilized without, the prospectus.  This prospectus supplement is qualified by reference to the prospectus except to the extent that the information herein contained modifies or supersedes the information contained in the prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol “XCO”. On July 21, 2008, the last reported sales price for our common stock was $31.13 per share.

This investment involves risk. See “Risk Factors” beginning on page 3 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 22, 2008.

i

SELLING SHAREHOLDERS

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by them as of July 18, 2008, the number of shares of common stock being offered by them, the number of shares of common stock each selling shareholder will beneficially own if the shareholder sells all of the shares being registered and the selling shareholder’s percentage of ownership of our common stock if all the shares in the offering are sold.

The shares being offered hereby are being registered to permit public secondary trading. The selling shareholders, including their donees, pledgees, transferees or other successors-in-interest may offer for resale or sell all or part of the shares from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares, nor are the selling shareholders obligated to sell any shares immediately, under this prospectus supplement or the accompanying prospectus.

All information with respect to share ownership has been furnished by or on behalf of the selling shareholders. We believe, based on information supplied by the selling shareholders, that except as may otherwise be indicated in the notes to the table below, each of them has sole voting and investment power with respect to the shares of common stock owned by them. Because the selling shareholders may sell all or part of their shares, no estimates can be given as to the number of shares of common stock that will be held by the selling shareholders upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus supplement will be held by the selling shareholders.

To our knowledge, none of the selling shareholders has had any position with, held any office of, or had any other material relationship with us during the past three years, except as described (i) in the footnotes to the table below, (ii) in the prospectus under the captions “Equity Buyout,” “Gulf Coast Sale” and “Other Relationships” and (iii) in the documents incorporated by reference herein.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission, or the SEC, under the Exchange Act. The percentages of shares beneficially owned are based on 210,876,623 shares of our common stock outstanding as of July 18, 2008, and the shares of common stock beneficially owned by the respective selling shareholder, as set forth in the following table and more fully described in the applicable footnotes.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of July 18, 2008, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

	Shares beneficially owned prior to the offering			Shares beneficially owned after the offering
Name and address of selling shareholder	Number (1)	Options exercisable within 60 days	Number of shares being offered(2)	Number (1)	Percent
OCM Principal Opportunities Fund IV Delaware, L.P.(3)	15,826,973	37,500	15,789,473	37,500	*
OCM EXCO Holdings, LLC(3)	15,826,973	37,500	15,789,473	37,500	*
Ares Corporate Opportunities Fund II, L.P.(4)	3,908,157	25,000	3,883,157	25,000	*
Ares EXCO, L.P.(4)	1,050,525	—	1,050,525	—	—
Ares EXCO 892 Investors, L.P.(4)	1,645,262	—	1,645,262	—	—
Ares Corporate Opportunities Fund, L.P.(5)	4,316,226	25,000	1,007,893	3,308,333	1.6%
ACOF EXCO, L.P.(5)	45,262	—	45,262	—	—
ACOF EXCO 892 Investors, L.P.(5)	262,630	—	262,630	—	—

	Shares beneficially owned prior to the offering			Shares beneficially owned after the offering
Name and address of selling shareholder	Number (1)	Options exercisable within 60 days	Number of shares being offered(2)	Number (1)	Percent
Greenhill Capital Partners II, L.P.(6)	2,031,578	—	2,031,578	—	—
Greenhill Capital Partners (Cayman) II, L.P.(6)	796,315	—	796,315	—	—
Greenhill Capital Partners (Executives) II, L.P.(6)	139,999	—	139,999	—	—
Greenhill Capital Partners (Employees) II, L.P.(6)	979,473	—	979,473	—	—
Farallon Capital Partners, L.P.(7)	3,134,736	—	3,134,736	—	—
Farallon Capital Institutional Partners, L.P.(7)	823,157	—	823,157	—	—
Farallon Capital Institutional Partners II, L.P.(7)	123,683	—	123,683	—	—
Farallon Capital Institutional Partners III, L.P.(7)	94,736	—	94,736	—	—
Farallon Capital Offshore Investors Inc.(7)	1,065,789	—	1,065,789	—	—
Farallon Capital Offshore Investors II LP(7)	418,420	—	418,420	—	—
Fidelity Advisor Series II: Fidelity Advisor High Income Advantage(8)	1,421,052	—	1,421,052	—	—
Pension Investment Committee Of General Motors For General Motors Employees Domestic Group Pension Trust(8)	421,052	—	421,052	—	—
Fidelity Advisor Series I: Fidelity Advisor Leveraged Company Stock Fund(8)	684,210	—	684,210	—	—
Fidelity Securities Fund: Fidelity Leveraged Company Stock Fund(8)	1,421,052	—	1,421,052	—	—
Fidelity Financial Trust: Fidelity Convertible Securities Fund(8)	1,315,789	—	1,315,789	—	—
Credit Suisse Securities (USA) LLC(9)	263,156	—	263,156	—	—
Credit Suisse Management LLC(10)	1,980,526	—	1,980,526	—	—
Bear, Stearns & Co. Inc.(11)	1,789,472	—	1,789,472	—	—
Third Point Partners LP(12)	899,910	—	564,210	335,700	*
Third Point Partners Qualified LP(12)	1,225,336	—	724,736	500,600	*
Third Point Offshore Fund, Ltd.(12)	6,640,583	—	3,863,683	2,776,900	1.3%
Third Point Ultra Ltd.(12)	1,237,509	—	584,209	653,300	*
OHSF Financing, Ltd.(13)	92,104	—	92,104	—	—
Oak Hill Credit Opportunities Financing, Ltd.(14)	195,263	—	195,263	—	—
OHSF II Financing, Ltd.(15)	197,368	—	197,368	—	—
Oak Hill Credit Alpha Finance I, LLC(16)	328,946	—	328,946	—	—
Oak Hill Credit Alpha Finance I (Offshore), Ltd.(17)	284,736	—	284,736	—	—

	Shares beneficially owned prior to the offering			Shares beneficially owned after the offering
Name and address of selling shareholder	Number (1)	Options exercisable within 60 days	Number of shares being offered(2)	Number (1)	Percent
Lerner Enterprises, L.P.(18)	78,947	—	78,947	—	—
American General Life Insurance Company(19)	2,047,367	—	2,047,367	—	—
American International Life Assurance Company of New York(19)	421,052	—	421,052	—	—
AIG Life Insurance Company(19)	421,052	—	421,052	—	—
The United States Life Insurance Company in the City of New York(20)	284,210	—	284,210	—	—
The Variable Annuity Life Insurance Company(20)	852,630	—	852,630	—	—
American International Group, Inc. Retirement Plan(20)	22,104	—	22,104	—	—
Seasons Series Trust—Strategic Fixed Income Portfolio(21)	20,525	—	20,525	—	—
AIG Retirement Company—Strategic Bond Fund(21)	41,578	—	41,578	—	—
AIG Retirement Company II—High Yield Bond Fund(21)	78,420	—	78,420	—	—
Fleetbird & Co.(21)	167,367	—	167,367	—	—
Velvet & Co. (21)	99,999	—	99,999	—	—
SunAmerica Series Trust—High Yield Bond Portfolio(22)	158,946	—	158,946	—	—
EMD Invest F.M.B.A(23)	124,734	—	124,734	—	—
The Master Trust Bank of Japan as trustee for the AIG US High Yield Bond Mother Fund(24)	354,208	—	354,208	—	—
Cyrus Opportunities Master Fund II, Ltd.(25)	4,056,841	—	4,056,841	—	—
CYR Fund, LP(25)	1,036,315	—	1,036,315	—	—
Crescent 1 LP(25)	906,841	—	906,841	—	—
UBS Securities LLC F/B/O Kings Road Investment Ltd.(26)	3,947,368	—	3,947,368	—	—
UBS Securities LLC(27)	263,157	—	263,157	—	—
Strategic Co-Investment Partners, L.P.(28)	3,947,368	—	3,947,368	—	—
Partners Group Access 12, L.P.(29)	2,447,368	—	2,447,368	—	—
Stockwell Fund, L.P.(30)	1,315,789	—	1,315,789	—	—
AIG Annuity Insurance Company(31)	368,420	—	368,420	—	—
Merit Life Insurance Co.(31)	131,578	—	131,578	—	—
American General Assurance Company(31)	157,894	—	157,894	—	—
Barclays Bank Plc(32)	1,763,157	—	1,763,157	—	—
Morgan Stanley & Co. Incorporated(33)	580,188	—	421,051	159,137	*

	Shares beneficially owned prior to the offering			Shares beneficially owned after the offering
Name and address of selling shareholder	Number (1)	Options exercisable within 60 days	Number of shares being offered(2)	Number (1)	Percent
Silver Point Capital Offshore Fund, Ltd.(34)	4,095,281	—	3,052,631	1,042,650	*
Silver Point Capital Fund, L.P.(34)	2,902,875	—	2,210,525	692,350	*
SPCP Group III, LLC(34)	263,156	—	263,156	—	—
Apollo Investment Corporation(35)	2,631,578	—	2,631,578	—	—
BlackRock Funds—High Yield Bond Portfolio(36)	587,367	—	587,367	—	—
Met Investors Advisory L.L.C.(36)	27,894	—	27,894	—	—
BlackRock High Income Fund Of BlackRock Bond Fund, Inc.(36)	543,157	—	543,157	—	—
BlackRock High Income Portfolio(36)	21,052	—	21,052	—	—
BlackRock High Income V.I. Fund(36)	77,368	—	77,368	—	—
BGF US Dollar High Yield Bond Fund(36)	148,947	—	148,947	—	—
Managed Account Series; High Income Portfolio(36)	31,051	—	31,051	—	—
Multi-Strategy Fixed Income Alpha Master Series Trust(36)	19,473	—	19,473	—	—
The Galaxite Master Unit Trust(36)	327,894	—	327,894	—	—
BlackRock Financial Management, Solely In Its Capacity As Investment Advisor Of The Obsidian Master Fund, A Sub-Trust Of The Obsidian Master Series Trust(36)	96,315	—	96,315	—	—
BlackRock Corporate High Yield Fund, Inc.(36)	106,841	—	106,841	—	—
BlackRock Corporate High Yield Fund III, Inc.(36)	114,736	—	114,736	—	—
BlackRock Corporate High Yield Fund V, Inc.(36)	169,472	—	169,472	—	—
BlackRock Corporate High Yield Fund VI, Inc.(36)	182,105	—	182,105	—	—
Blackrock Global Investment Series: Income Strategies Portfolio(36)	746,315	—	746,315	—	—
BlackRock Debt Strategies Fund, Inc.(36)	482,104	—	482,104	—	—
BlackRock Diversified Income Strategies Fund, Inc.(36)	144,736	—	144,736	—	—
CVI GVF (Lux) Master S.a.r.l(37)	526,315	—	526,315	—	—
Deutsche Bank AG, London Branch(38)	1,267,366	—	789,473	477,893	*
Deutsche Bank Securities Inc.(39)	263,157	—	263,157	—	—
Jefferies & Co Inc.(40)	19,999	—	19,999	—	—

	Shares beneficially owned prior to the offering			Shares beneficially owned after the offering
Name and address of selling shareholder	Number (1)	Options exercisable within 60 days	Number of shares being offered(2)	Number (1)	Percent
Jefferies High Yield Trading LLC(39)	530,002	—	530,002	—	—
			105,263,074

*              Less than one percent.

(1)           Includes the options exercisable within 60 days shown in the option column.

(2)                                 Represents shares of common stock issued upon the conversion of (i) 24,383 outstanding shares of our Series A-1 7% Cumulative Convertible Perpetual Preferred Stock, (ii) 11,700 outstanding shares of our Series B 7% Cumulative Convertible Perpetual Preferred Stock, (iii) 2,925 outstanding shares of our Series C 7% Cumulative Convertible Perpetual Preferred Stock and (iv) 160,992 outstanding shares of our Series A-1 Hybrid Preferred Stock.

(3)                                 c/o Oaktree Capital Management, L.P., 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071. OCM Principal Opportunities Fund IV, L.P. (“Fund IV”) is the sole shareholder of OCM Principal Opportunities Fund IV Delaware GP Inc. (“Fund IV Delaware GP”), the general partner of OCM Principal Opportunities Fund IV Delaware, L.P. (“Fund IV Delaware”), and has the sole power to appoint and remove directors of Fund IV Delaware GP and, as such, may indirectly control the decisions of Fund IV Delaware GP regarding the vote and disposition of securities held by Fund IV Delaware. Oaktree Capital Management, L.P. (“Oaktree LP”), formerly Oaktree Capital Management, LLC, is (i) the sole director of OCM Principal Opportunities Fund IV GP Ltd. (“Fund IV GP Ltd.”), (ii) the manager of OCM EXCO Holdings, LLC (“OCM EXCO”) and (iii) the investment manager of Fund IV. Fund IV GP Ltd. is the general partner of OCM Principal Opportunities Fund IV GP, L.P. (“Fund IV GP”), which is the general partner of Fund IV. Oaktree Fund GP I, L.P. (“GP I”) is the sole shareholder of Fund IV GP Ltd. and has the sole power to appoint and remove directors of Fund IV GP Ltd. and, as such, may indirectly control the decisions of Fund IV GP Ltd. regarding the vote and disposition of securities held by Fund IV Delaware. Oaktree Capital I, L.P. (“Capital I”) is the general partner of GP I. OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I. Oaktree Holdings, LLC (“Holdings LLC”) is the managing member of Holdings I. Oaktree Holdings, Inc. (“Holdings Inc.”) is the general partner of Oaktree LP. Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings LLC and the sole shareholder of Holdings Inc. Oaktree Capital Group Holdings, L.P. (“OCGH”) is the holder of a substantial majority of the voting units of OCG and has the ability to appoint and remove directors of OCG and, as such, may indirectly control the decisions of OCG regarding the vote and disposition of securities held by Fund IV Delaware and OCM EXCO. Oaktree Capital Group Holdings GP, LLC (“OCGH GP” and together with Fund IV Delaware GP, Fund IV GP, Fund IV GP Ltd., Oaktree LP, GP I, Capital I, Holdings I, Holdings LLC, Holdings Inc., OCG and OCGH, the “Oaktree Entities”) is the general partner of OCGH. OCGH GP is a limited liability company managed by an executive committee, the members of which are Howard S. Marks, Bruce A. Karsh, Sheldon M. Stone, D. Richard Masson, Larry W. Keele, Stephen A. Kaplan, John B. Frank, David Kirchheimer and Kevin L. Clayton (collectively, the “Principals”). Under applicable law, by virtue of their respective status each of the Oaktree Entities and Principals may be deemed to be beneficial owners having indirect ownership of the securities owned of record by Fund IV Delaware and OCM EXCO, respectively. Each of the Oaktree Entities and the Principals hereby disclaims beneficial ownership of the securities listed, except to the extent of their respective pecuniary interest therein, if any.

Also includes 25,000 shares which represent the vested portion of a stock option to purchase 50,000 shares of our common stock issued to Mr. Shourie, a Managing Director of Oaktree LP, as an initial grant upon becoming one of our directors in August 2007 pursuant to the Amended and Restated 2007 Director Plan of EXCO Resources, Inc. This stock option is held directly by Mr. Shourie for the benefit of the Oaktree funds. Pursuant to the policies of Oaktree LP, Mr. Shourie must hold this stock option on behalf of and for the sole benefit of the Oaktree funds and has assigned all economic, pecuniary and voting rights to the Oaktree funds. Mr. Shourie disclaims beneficial ownership of these securities, except to the extent of any indirect pecuniary interest therein.

Also includes 12,500 shares which represent the vested portion of a stock option to purchase 50,000 shares of our common stock issued to Mr. Ford, a Managing Director of Oaktree LP, as an initial grant upon becoming one of our directors in December 2007 pursuant to the Amended and Restated 2007 Director Plan of EXCO Resources, Inc. This stock option is held directly by Mr. Ford for the benefit of the Oaktree funds. Pursuant to the policies of

Oaktree LP, Mr. Ford must hold this stock option on behalf of and for the sole benefit of the Oaktree funds and has assigned all economic, pecuniary and voting rights to the Oaktree funds. Mr. Ford disclaims beneficial ownership of these securities, except to the extent of any indirect pecuniary interest therein.

Each of Fund IV Delaware and OCM EXCO is an affiliate of a registered broker-dealer and has informed us that:

•                  it purchased the securities in the ordinary course of business, and

•                  at the time the securities were purchased, it had no agreements or understandings, directly or indirectly, with us or any of our affiliates or any person acting on our behalf or on behalf of our affiliates to distribute the securities.

(4)           Each of Ares Corporate Opportunities Fund II, L.P. (“ACOF II”), Ares EXCO, L.P. (“Ares EXCO”) and Ares EXCO 892 Investors, L.P. (together with ACOF II and Ares EXCO, each an “ACOF II Entity” and collectively, the “ACOF II Entities”) is indirectly controlled by Ares Management LLC (“Ares Management”), a private investment management firm. The general partner of each of the ACOF II Entities is ACOF Management II, L.P. (“ACOF Management II”) and the general partner of ACOF Management II, and day-to-day manager of the ACOF II Entities, is ACOF Operating Manager II, L.P. (“ACOF Operating Manager II”). ACOF Operating Manager II is owned by Ares Management LLC which, in turn, is indirectly controlled by Ares Partners Management Company LLC. Each of the foregoing entities and the partners, members and managers thereof (other than each ACOF II Entity with respect to the shares owned by such ACOF II Entity) disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein. The address of each ACOF II Entity is 1999 Avenue of the Stars, Suite 1900, Los Angeles, CA 90067.

The 25,000 shares of our common stock referenced in the table above represent the vested portion of stock options to acquire 50,000 shares of our common stock which were issued to one of our directors, Jeffrey Serota, pursuant to the Amended and Restated 2007 Director Plan of EXCO Resources, Inc. in connection with his service as one of our directors since March 2007. Mr. Serota is a Senior Partner in the Private Equity group of Ares Management. These stock options are held by Mr. Serota for the benefit of Ares Management and certain funds managed by or affiliated with Ares Management (collectively, the “Ares Entities”). Pursuant to the policies of the Ares Entities, Mr. Serota holds these stock options as a nominee for the sole benefit of the Ares Entities and has assigned all economic, pecuniary and voting rights in respect of these stock options to the Ares Entities. Mr. Serota disclaims beneficial ownership of these stock options, except to the extent of any pecuniary interest therein.

(5)           Each of Ares Corporate Opportunities Fund, L.P. (“ACOF”), ACOF EXCO, L.P. (“ACOF EXCO”) and ACOF EXCO 892 Investors, L.P. (together with ACOF and ACOF EXCO, each an “ACOF Entity” and collectively, the “ACOF Entities”) is indirectly controlled by Ares Management, a private investment management firm. The general partner of each of the ACOF Entities is ACOF Management, L.P. (“ACOF Management”) and the general partner of ACOF Management, and day-to-day manager of the ACOF Entities, is ACOF Operating Manager, L.P. (“ACOF Operating Manager”). ACOF Operating Manager is indirectly owned by Ares Management which, in turn, is indirectly controlled by Ares Partners Management Company LLC. Each of the foregoing entities and the partners, members and managers thereof (other than each ACOF Entity with respect to the shares owned by such ACOF Entity) disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein. The address of each ACOF Entity is 1999 Avenue of the Stars, Suite 1900, Los Angeles, CA 90067.

The 25,000 shares of our common stock referenced in the table above represent the vested portion of stock options to acquire 50,000 shares of our common stock which were issued to one of our directors, Mr. Serota, pursuant to the Amended and Restated 2007 Director Plan of EXCO Resources, Inc. in connection with his service as one of our directors since March 2007. Mr. Serota is a Senior Partner in the Private Equity group of Ares Management. These stock options are held by Mr. Serota for the benefit of Ares Management and the Ares Entities. Pursuant to the policies of the Ares Entities, Mr. Serota holds these stock options as a nominee for the sole benefit of the Ares Entities and has assigned all economic, pecuniary and voting rights in respect of these stock options to the Ares Entities. Mr. Serota disclaims beneficial ownership of these stock options, except to the extent of any pecuniary interest therein.

(6)           300 Park Avenue, New York, New York 10022. GCP Managing Partner II, L.P., the general partner of Greenhill Capital Partners II, L.P. and its affiliated investment funds, as well as Greenhill Capital Partners, LLC, which controls the general partner and Greenhill & Co., Inc., the sole member of Greenhill Capital Partners, LLC, may be deemed to beneficially own these shares. Decisions regarding the investments by the funds are made by an investment committee, the composition of which may change from time to time. The current members of the investment committee are Robert H. Niehaus, Scott L. Bok, Robert F. Greenhill, Simon A. Borrows, Kevin Bousquette and V. Frank Pottow, each of whom disclaims beneficial ownership of the shares held by the funds to extent of each of his pecuniary interest therein.

Each of Greenhill Capital Partners II, L.P. and its affiliated investment funds is an affiliate of a registered broker-dealer and has informed us that:

•                  it purchased the securities in the ordinary course of business, and

•                  at the time the securities were purchased, it had no agreements or understandings, directly or indirectly, with us or any of our affiliates or any person acting on our behalf or on behalf of our affiliates to distribute the securities.

(7)                                 c/o Farallon Capital Management, One Maritime Plaza, Suite 2100, San Francisco, CA 94111. Farallon Partners, L.L.C. (“FPLLC”) is the general partner of each of Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P and Farallon Capital Offshore Investors II, L.P. (such partnerships being the “Farallon Partnerships”). The Farallon Partnerships and Farallon Capital Offshore Investors, Inc. (“the Managed Account”) beneficially own the shares represented in the table above. FPLLC may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships. As the manager of the Managed Account, Farallon Capital Management, L.L.C. (“FCM”), may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Managed Account. As the managing members of FPLLC and FCM, each of William F. Duhamel, Richard B. Fried, Monica R. Landry, Douglas M. MacMahon, William F. Mellin, Stephen L. Millham, Jason E. Moment, Ashish H. Pant, Rajiv A. Patel, Andrew J.M. Spokes and Mark C. Wehrly (together, the “Farallon Managing Members”) and as senior managing member of FPLLC and FCM, Thomas F. Steyer (the “Farallon Senior Managing Member”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships and the Managed Account. Each of FPLLC, FCM, the Farallon Managing Members and the Farallon Senior Managing Member disclaim any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution.

(8)                                 c/o Fidelity Investments, 82 Devonshire Street, E31C, Boston, MA 02109. The entity is a registered investment fund (the “Fund”) advised by Fidelity Management & Research Company (“FMR Co.”), a registered investment adviser under the Investment Advisers Act of 1940, as amended. FMR Co., 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 204 of the Investment Advisers Act of 1940, is the beneficial owner of 9,411,567 shares (including the shares offered by this prospectus supplement) of the common stock outstanding of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The holdings referred to above are as of August 8, 2007.

Shares indicated as owned by such entity are owned directly by various private investments accounts, primarily employee benefit plans for which Fidelity Management Trust Company (“FMTC”) serves as trustee or managing agent. FMTC is a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended. FMTC is the beneficial owner of 0 shares of the common stock outstanding of the Company as a result of its services as investment manager of the institutional account(s).

Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over shares and sole power to vote or to direct the voting of the shares of common stock owned by the institutional account(s) as reported above.

None of the selling shareholders listed above has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates.

Certain affiliates and/or associates of FMR are members of the National Association of Securities Dealers, Inc. None of these entities is (a) an underwriter or a “related person” or otherwise participating in the distribution of the securities in the proposed offering or (b) an affiliate of the Company, under NASD rules.

(9)           Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010 (“Credit Suisse”). Credit Suisse is a registered broker-dealer and full service broker dealer and investment banking firm. Credit Suisse holds the voting and investment control over the common stock.

(10)         Credit Suisse Management LLC, Eleven Madison Avenue, New York, NY 10010 (“CSM”). CSM is a Delaware limited liability company. Gerry Murtagh and Shawn Sullivan each have the power to vote and dispose of the shares held by CSM. Mr. Murtagh and Mr. Sullivan each disclaim beneficial ownership of the shares held by CSM, except to the extent of any pecuniary interest therein.

CSM is an affiliate of a registered broker-dealer and has informed us that:

•      it purchased the securities in the ordinary course of business, and

•      at the time the securities were purchased, it had no agreements or understandings, directly or indirectly, with us or any of our affiliates or any person acting on our behalf or on behalf of our affiliates to distribute the securities.

(11)         383 Madison Avenue, New York, NY 10179. The Bear Stearns Companies LLC (“TBSCL”) is the parent company of Bear, Stearns & Co. Inc., an investment banking and securities trading and brokerage firm (“Bear Stearns”). JP Morgan Chase & Co. is parent company of TBSCL. Bear Stearns has identified itself as a registered broker-dealer.

(12)         c/o Third Point LLC, 390 Park Avenue, 18th Floor, New York, NY 10022. Daniel S. Loeb is the CEO of Third Point LLC, which serves as the investment manager to Third Point Partners LP, Third Point Partners Qualified LP, Third Point Offshore Fund, Ltd. and Third Point Ultra Ltd., and controls their investment decisions.  These funds, and a separate account also managed by Third Point LLC, together owned 8,128,157 shares of EXCO’s common stock as of March 7, 2008.

(13)         201 Main Street, Suite 1250, Fort Worth, TX 76102. The selling shareholder is a wholly-owned subsidiary of Oak Hill Securities Fund, L.P., a Delaware limited partnership (“OHSF”). Oak Hill Advisors, L.P., a Delaware limited partnership (“OHA”) and investment advisor registered with the U.S. Securities and Exchange Commission, provides investment management services to the selling shareholder and to OHSF and makes investment decisions for the selling shareholder.

(14)         201 Main Street, Suite 1250, Fort Worth, TX 76102. The selling shareholder is a wholly-owned subsidiary of Oak Hill Credit Opportunities Master Fund, Ltd., a Cayman Islands exempted company (“OHCOF”). OHA and its wholly-owned subsidiary, Oak Hill Credit Opportunities Management, LLC, a Delaware limited liability company, provide investment management services to the selling shareholder and to OHCOF and makes investment decisions for the selling shareholder. OHA is an investment advisor registered with the U.S. Securities and Exchange Commission.

(15)         201 Main Street, Suite 1250, Fort Worth, TX 76102. The selling shareholder is a wholly-owned subsidiary of Oak Hill Securities Fund II, L.P., a Delaware limited partnership (“OHSF II”). OHA, an investment advisor registered with the U.S. Securities and Exchange Commission, provides investment management services to the selling shareholder and to OHSF II and makes investment decisions for the selling shareholder.

(16)         201 Main Street, Suite 1250, Fort Worth, TX 76102. The selling shareholder is a wholly-owned subsidiary of Oak Hill Credit Alpha Fund, L.P., a Delaware limited partnership (“OHCAF”). Oak Hill Credit Alpha Management, LLC, a Delaware limited liability company, provides investment management services to the selling shareholder and to OHCAF and makes investment decisions for the selling shareholder. Oak Hill Credit Alpha Management, LLC is a wholly-owned subsidiary of OHA, an investment advisor registered with the U.S. Securities and Exchange Commission.

(17)         201 Main Street, Suite 1250, Fort Worth, TX 76102. The selling shareholder is a wholly-owned subsidiary of Oak Hill Credit Alpha Fund (Offshore), Ltd., a Cayman Islands exempted company (“OHCAF Offshore”). Oak Hill Credit Alpha Management, LLC, a Delaware limited liability company, provides investment management services to the selling shareholder and to OHCAF Offshore and makes investment decisions for the selling shareholder. Oak Hill Credit Alpha Management, LLC is a wholly-owned subsidiary of OHA, an investment advisor registered with the U.S. Securities and Exchange Commission.

(18)         201 Main Street, Suite 1250, Fort Worth, TX 76102. OHA, an investment advisor registered with the U.S. Securities and Exchange Commission, makes investment decisions for the selling shareholder.

(19)         c/o AIG Global Investment Corp., 2929 Allen Parkway, A37-01, Houston, Texas 77019-2155 and c/o AIG Investments Operations—Alternative Investments, 70 Pine Street-14th Floor, New York, NY 10270. AIG Global Investment Corp. (“AIGGIC”), an SEC registered investment advisor, is the investment advisor of the selling shareholder. As the investment adviser of the selling shareholder, AIGGIC has the investment discretion over securities held by the selling shareholder. AIGGIC is an indirect wholly-owned subsidiary of American International Group, Inc. and is a part of AIG Investments. AIG Investments comprises a group of international companies (including AIGGIC), which provide investment advise and market asset management products and services to clients around the world.

Each of American General Life Insurance Company, American International Life Assurance Company of New York and AIG Life Insurance Company is an affiliate of a registered broker-dealer and has informed us that:

•      it purchased the securities in the ordinary course of business, and

•      at the time the securities were purchased, it had no agreements or understandings, directly or indirectly, with us or any of our affiliates or any person acting on our behalf or on behalf of our affiliates to distribute the securities.

(20)         c/o AIG Global Investment Corp., 2929 Allen Parkway, A37-01, Houston, Texas 77019-2155. AIG Global Investment Corp. (“AIGGIC”), an SEC registered investment advisor, is the investment advisor of the selling shareholder. As the investment adviser of the selling shareholder, AIGGIC has the investment discretion over securities held by the selling shareholder. AIGGIC is an indirect wholly-owned subsidiary of American International Group, Inc. and is a part of AIG Investments. AIG Investments comprises a group of international companies (including AIGGIC), which provide investment advise and market asset management products and services to clients around the world.

Each of The United States Life Insurance Company in the City of New York and The Variable Annuity Life Insurance Company is an affiliate of a registered broker-dealer and has informed us that:

•      it purchased the securities in the ordinary course of business, and

•      at the time the securities were purchased, it had no agreements or understandings, directly or indirectly, with us or any of our affiliates or any person acting on our behalf or on behalf of our affiliates to distribute the securities.

(21)         c/o AIG Global Investment Corp., 2929 Allen Parkway, A37-01, Houston, Texas 77019-2155. AIGGIC, an SEC registered investment advisor, is the investment sub-advisor of the selling shareholder. As the investment sub-adviser of the selling shareholder, AIGGIC has the investment discretion over securities held by the selling shareholder. AIGGIC is an indirect wholly-owned subsidiary of American International Group, Inc. and is a part of AIG Investments. AIG Investments comprises a group of international companies (including AIGGIC), which provide investment advise and market asset management products and services to clients around the world.

Each of Seasons Series Trust—Strategic Fixed Income Portfolio, AIG Retirement Company—Strategic Bond Fund, AIG Retirement Company II—High Yield Bond Fund, SunAmerica Income Funds—SunAmerica High Yield Bond Fund (for whom Fleetbird & Co. holds these shares as nominee) and SunAmerica Income Funds—SunAmerica Strategic Bond Fund (for whom Velvet & Co. holds these shares as nominee) is an affiliate of a registered broker-dealer and has informed us that:

•      it purchased the securities in the ordinary course of business, and

•      at the time the securities were purchased, it had no agreements or understandings, directly or indirectly, with us or any of our affiliates or any person acting on our behalf or on behalf of our affiliates to distribute the securities.

(22)         c/o AIG Global Investment Corp., 2929 Allen Parkway, A37-01, Houston, Texas 77019-2155. AIG SunAmerica Asset Management Corp. (“SAAMCo”), an SEC registered investment advisor, is the investment advisor of the selling shareholder. As the investment adviser of the selling shareholder, SAAMCo has the investment discretion over securities held by the selling shareholder. SAAMCo is the mutual fund and asset management business of AIG Retirement Services, Inc. and a member company of American International Group, Inc.

SunAmerica Series Trust—High Yield Bond Portfolio is an affiliate of a registered broker-dealer and has informed us that:

•      it purchased the securities in the ordinary course of business, and

•      at the time the securities were purchased, it had no agreements or understandings, directly or indirectly, with us or any of our affiliates or any person acting on our behalf or on behalf of our affiliates to distribute the securities.

(23)         c/o AIG Global Investment Corp., 2929 Allen Parkway, A37-01, Houston, Texas 77019-2155. AIG Global Investment Corp. (“AIGGIC”), an SEC registered investment advisor, is the investment sub-advisor of the selling shareholder. As the investment sub-adviser of the selling shareholder, AIGGIC has the investment discretion over securities held by the selling shareholder. AIGGIC is an indirect wholly-owned subsidiary of American International Group, Inc. and is a part of AIG Investments. AIG Investments comprises a group of international companies (including AIGGIC), which provide investment advise and market asset management products and services to clients around the world.

EMD Invest F.M.B.A. is an affiliate of a registered broker-dealer and has informed us that:

•      it purchased the securities in the ordinary course of business, and

•      at the time the securities were purchased, it had no agreements or understandings, directly or indirectly, with us or any of our affiliates or any person acting on our behalf or on behalf of our affiliates to distribute the securities.

(24)         c/o AIG Global Investment Corp., 2929 Allen Parkway, A37-01, Houston, Texas 77019-2155. AIG Global Investment Corp. (“AIGGIC”), an SEC registered investment advisor, is the investment sub-advisor of the selling shareholder. As the investment sub-adviser of the selling shareholder, AIGGIC has the investment discretion over securities held by the selling shareholder. AIGGIC is an indirect wholly-owned subsidiary of American International Group, Inc. and is a part of AIG Investments. AIG Investments comprises a group of international companies (including AIGGIC), which provide investment advise and market asset management products and services to clients around the world.

The Master Trust Bank of Japan as trustee for the AIG US High Yield Bond Mother Fund is an affiliate of a registered broker-dealer and has informed us that:

•      it purchased the securities in the ordinary course of business, and

•      at the time the securities were purchased, it had no agreements or understandings, directly or indirectly, with us or any of our affiliates or any person acting on our behalf or on behalf of our affiliates to distribute the securities.

(25)         399 Park Avenue, 39th Floor, New York, NY 10022. Cyrus Capital Partners LP, a registered investment advisor, is the investment manager for the following shareholders: (i) Cyrus Opportunities Master Fund II, Ltd.; (ii) CYR Fund, LP; and (iii) Crescent 1 LP. Stephen C. Freidheim is the CIO and Managing Partner of Cyrus Capital Partners LP and as such controls its investment and voting decisions. Stephen C. Freidheim disclaims beneficial ownership of the securities held by the Cyrus funds.  Jeffrey D. Benjamin, one of our directors, is an employee of Cyrus Capital Partners, LP.

(26)         c/o Polygon Investment Partners LP, 399 Park Avenue, 22nd Floor, New York, NY 10022. Kings Road Investments Ltd. (“Kings Road”) is a wholly-owned subsidiary of Polygon Global Opportunities Master Fund (“Master Fund”). Polygon Investment Partners LLP, Polygon Investment Partners LP and Polygon Investment Partners HK Limited (the “Investment Managers”), Polygon Investments Ltd. (the “Manager”), the Master Fund, Alexander Jackson, Reade Griffith and Paddy Dear share voting and dispositive power of the securities held by

Kings Road. The Investment Managers, the Manager, Alexander Jackson, Reade Griffith and Paddy Dear disclaim beneficial ownership of the securities held by Kings Road.

(27)         These shares are beneficially owned by Polygon Global Opportunities Master Fund (the “Master Fund”).  Polygon Investment Partners LLP, Polygon Investment Partners LP and Polygon Investment Partners HK Limited (the “Investment Managers”), Polygon Investments Ltd. (the “Manager”), Alexander Jackson, Reade Griffith and Paddy Dear share voting and/or dispositive power of the securities held by the Master Fund. The Investment Managers, the Manager, Alexander Jackson, Reade Griffith and Paddy Dear disclaim beneficial ownership of the securities held by the Master Fund.

(28)         9 West 57th Street, 26th Floor, New York, NY 10019. Strategic Co-Investment Partners GP, L.P. (“Strategic Fund GP”) serves as the general partner of Strategic Co-Investment Partners, L.P. (“Strategic”), and as such may be deemed to beneficially own the securities beneficially owned by Strategic. Strategic Co-Investment Partners General Partner, LLC (“Strategic GP”) serves as the general partner of Strategic Fund GP, and as such may be deemed to beneficially own the securities beneficially owned by Strategic. George E. Hall serves as the managing member of Strategic GP, and as such may be deemed to beneficially own the securities beneficially owned by Strategic. Each of Strategic Fund GP, Strategic GP and George E. Hall disclaims beneficial ownership of the securities beneficially owned by Strategic.

(29)         c/o Partners Group (Guernsey) Limited, Tudor House, PO Box 477, St. Peter Port, Guernsey, GY1 6BD, Channel Islands. Partners Group Management Scotland Limited is the general partner of Partners Group Access 12, L.P. which is 100% owned by Partners Group (Guernsey) Limited which is 100% owned by Partners Group Holding.

Investment and voting decisions are made by the Board of Partners Group (Guernsey) Limited, as administrator to Partners Group (UK) Limited, as manager to Partners Group Management (Scotland) Limited as general partner of Partners Group Access 12, L.P. The Board of Partners Group (Guernsey) Limited is comprised of four directors, Mark Rowe, Denis O’Malley, Graham Hall and Felix Haldner and decisions are reached by any two directors each of whom disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

Partners Group (Guernsey) Limited by virtue of the relationships described above, may be deemed to have voting or investment control with respect to the shares held by Partners Group Access 12, L.P. Partners Group (Guernsey) Limited disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

(30)         222 West Adams Street, Suite 1000, Chicago, IL 60606. The general partner of the Stockwell Fund, L.P. is Stockwell Managers, LLC, a Delaware limited liability company. Investment and voting decisions on behalf of the Stockwell Fund, L.P. are made by its investment committee, the members of which are David S. Evans, William J. McGrath, Jon A. Burgman, Thomas A. Garvin and Hollis W. Rademacher.

(31)         c/o AIG Investments Operations—Alternative Investments, 70 Pine Street-14th Floor, New York, NY 10270. AIG Global Investment Corp. (“AIGGIC”), an SEC registered investment advisor, is the investment advisor of the selling shareholder. As the investment adviser of the selling shareholder, AIGGIC has the investment discretion over securities held by the selling shareholder. AIGGIC is an indirect wholly-owned subsidiary of American International Group, Inc. and is a part of AIG Investments. AIG Investments comprises a group of international companies (including AIGGIC), which provide investment advise and market asset management products and services to clients around the world.

Each of AIG Annuity Insurance Company, Merit Life Insurance Co. and American General Assurance Company is an affiliate of a registered broker-dealer and has informed us that:

•      it purchased the securities in the ordinary course of business, and

•      at the time the securities were purchased, it had no agreements or understandings, directly or indirectly, with us or any of our affiliates or any person acting on our behalf or on behalf of our affiliates to distribute the securities.

(32)         Barclays Bank PLC, 10 The South Colonnade, Canary Wharf, London E14 4PU, United Kingdom. Barclays Bank PLC is a wholly-owned subsidiary of Barclays PLC. Both Barclays Bank PLC and Barclays PLC are SEC reporting issuers. Information as to the directors and officers of Barclays Bank PLC and Barclays PLC can be found in their most recent public filings.

•      Barclays Bank PLC is an affiliate of a registered broker-dealer and has informed us that:

•      it purchased the securities in the ordinary course of business, and at the time the securities were purchased, it had no agreements or understandings, directly or indirectly, with us or any of our affiliates or any person acting on our behalf or on behalf of our affiliates to distribute the securities.

(33)         Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036. Morgan Stanley & Co. Incorporated has identified itself as a registered broker-dealer and is wholly-owned by Morgan Stanley, an SEC reporting issuer. Information as to the directors and officers of Morgan Stanley can be found in its most recent public filings.

(34)         c/o Silver Point Capital, 2 Greenwich Plaza, 1st Floor, Greenwich, CT 06830.  Silver Point Capital, L.P. is the investment manager of Silver Point Capital Fund, L.P. (the “Fund”) and Silver Point Capital Offshore Fund, Ltd. (the “Offshore Fund”) and by virtue of such status may be deemed to be the beneficial owner of the reported securities held by the Fund and the Offshore Fund.  Silver Point Capital Management, LLC (“Management”) is the general partner of Silver Point Capital, L.P. and as a result may be deemed to be the beneficial owner of the reported securities held by the Fund and the Offshore Fund.  Management is also the manager of SPCP Group III, LLC and by virtue of such status may be deemed to be the beneficial owner of the reported securities held by SPCP Group III, LLC.  Each of Messrs. Edward A. Mulé and Robert J. O’Shea is a member of Management and has voting and investment power with respect to the reported securities held by the Fund, the Offshore Fund and SPCP Group III, LLC and may be deemed to be a beneficial owner of the reported securities held by the Fund, the Offshore Fund and SPCP Group III, LLC.  Silver Point Capital, L.P., Management, and Messrs. Mulé and O’Shea disclaim beneficial ownership of the reported securities held by the Fund, the Offshore Fund and SPCP Group III, LLC, except to the extent of any pecuniary interest therein.

(35)         c/o Apollo Investment Management, L.P., 9 West 57th Street, 14th Floor, New York, NY 10019. Apollo Investment Management, L.P. (“AIM”) is the investment advisor of Apollo Investment Corporation (“AIC”). The general partner of AIM is ACC Management, LLC (“ACC”). Each of AIM and ACC disclaim beneficial ownership of these shares. Jeffrey D. Benjamin, one of our directors, was an employee of Apollo Management, L.P., which is an affiliate of AIM, through June 13, 2008.

(36)         40 East 52nd Street, 18th Floor, New York, NY 10022. BlackRock Financial Management, Inc. (“BlackRock”) is the investment advisor/sub-advisor for each of BlackRock Global Series High Yield Bond Fund; BlackRock Funds—High Yield Bond Portfolio; Met Investors Advisory L.L.C.; BlackRock High Income Fund Of BlackRock Bond Fund, Inc.; BlackRock High Income Portfolio; BlackRock High Income V.I. Fund; MLIIF US Dollar High Yield Bond Fund; Managed Account Series, High Income Portfolio; Multi-Strategy Fixed Income Alpha Master Series Trust; Magnetite Asset Investors III, L.L.C.; The Galaxite Master Unit Trust; The Obsidian Master Fund, A Sub-Trust Of The Obsidian Master Series Trust; BlackRock Corporate High Yield Fund, Inc.; BlackRock Corporate High Yield Fund III, Inc.; BlackRock Corporate High Yield Fund V, Inc.; BlackRock Corporate High Yield Fund VI, Inc.; Merrill Lynch Global Investment Series: Income Strategies Portfolio; BlackRock Debt Strategies Fund, Inc.; and BlackRock Diversified Income Strategies Fund, Inc. As such, BlackRock has full voting and investment power with respect to these shares of common stock. At BlackRock, a 21-member team of BlackRock employees, led by Kevin Booth and James Keenan, is responsible for the management of a variety of investment products, including the foregoing entities and accounts.

Each of the BlackRock investment funds is an affiliate of a registered broker-dealer and has informed us that:

•      it purchased the securities in the ordinary course of business, and

•      at the time the securities were purchased, it had no agreements or understandings, directly or indirectly, with us or any of our affiliates or any person acting on our behalf or on behalf of our affiliates to distribute the securities.

(37)         CarVal Investors, LLC (“CarVal Investors”) is the investment manager to the selling shareholder. Mark Sorensen is the Managing Director of CarVal Investors. By virtue of his position at CarVal Investors, Mr. Sorensen is deemed to hold voting and investment control over the shares held by the shareholder.

(38)         Deutsche Bank AG, London Branch is a German banking corporation, organized and existing under the laws of the Federal Republic of Germany and registered under Schedule 21A to the Companies Act 1985 as having established a branch in England and Wales.  Deutsche Bank AG, London Branch has voting and investment power over these securities.  The selling shareholder is an “affiliate” of a broker-dealer and certifies that it bought the securities in the ordinary course of business, and at the time of the purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(39)         Deutsche Bank Securities Inc. is a pledgee of these shares which are beneficially owned by Sunrise Partners Limited Partnership (“SPLP”).  SPLP has two general partners.  Trust Asset Management LLP (“TAM”) is the general partner with discretionary investment authority.  TAM is owned, directly and indirectly, by S. Donald Sussman.  Paloma Partners Company (“PPC”) is an administrative general partner with no investment discretion.  PPC is owned by Michael Berner, Randall Tam, Gregory Hayt and Heather Garson.  S. Donald Sussman and Lauren Rose are the natural persons that share investment and dispositive power over the securities through entities they control.  SPLP is an affiliate of Paloma Securities L.L.C., a registered broker-dealer.  SPLP’s address is Two American Lane, Greenwich, CT, 06836-2571.

(40)         Jefferies High Yield Trading, LLC (“JHYT”) is wholly owned by Jefferies High Yield Holdings, LLC (“JHYH”).  In such capacity, JHYH may be deemed to beneficially own the securities reported herein which are held for the account of JHYT.  Jefferies & Company, Inc. (“Jefco”) has a service agreement with JHYT, pursuant to which JHYT has granted to Jefco the power to vote or direct the vote, and to dispose or to direct the disposition of, securities held for the account of JHYT, and, accordingly, Jefco may be deemed to beneficially own the securities reported herein which are held for the account of JHYT.  Jefferies Group, Inc. (a Delaware corporation that is publicly traded on the New York Stock Exchange under the symbol “JEF”) is the sole owner of Jefco and a member of JHYH, and, in such capacities, may be deemed to beneficially own the securities reported herein which are held for the accounts of Jefco and JHYH.  JHYT and JHYH’s address is Metro Center, One Station Place, Stamford, Connecticut 06902.  Jefferies Group, Inc. and Jefco’s address is 520 Madison Ave., 12th Floor, New York, NY 10022.

Selling shareholders who are registered broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus supplement. To our knowledge, no selling shareholder who is a registered broker-dealer or an affiliate of a registered broker-dealer received any securities as underwriting compensation.

Registration rights of selling shareholders

On March 28, 2007, we entered into a registration rights agreement with the selling shareholders, which we refer to as the 7.0% Registration Rights Agreement, with respect to the registration of the resale of shares of common stock issuable upon the conversion of (i) 24,383 shares of our Series A-1 7% Cumulative Convertible Perpetual Preferred Stock, (ii) 11,700 shares of our Series B 7% Cumulative Convertible Perpetual Preferred Stock, (iii) 2,925 shares of our Series C 7% Cumulative Convertible Perpetual Preferred Stock and (iv) 160,992 shares of our Series A-1 Hybrid Preferred Stock.  On July 16, 2008, we exercised our right to force the conversion of all of the outstanding shares of preferred stock.   A total of 105,263,074 shares of common stock are covered by the 7.0% Registration Rights Agreement.

A summary of the terms and conditions set forth in the 7.0% Registration Rights Agreement is described below:

Common Shelf Registration.    Pursuant to the 7.0% Registration Rights Agreement, we agreed to file with the SEC, not later than September 26, 2007, a registration statement to register the offer and sale of the common shares issuable upon conversion of our preferred stock and to use our best efforts to have the registration statement declared effective by March 24, 2008.  The registration statement, of which this prospectus supplement and the prospectus form a part, is filed in accordance with the 7.0% Registration Rights Agreement and has satisfied these filing requirements.

Registration Defaults.    If a registration statement ceases to remain effective or if we restrict sales under a registration statement under certain “blackout provisions” for longer than the contractually permitted period, we must pay liquidated damages at a rate of 0.50% per annum of the liquidation preference of such shares for the first 90 days and thereafter for each subsequent 90-day period at an additional rate of 0.25% up to a maximum of 2.00% per annum during any default period.

Indemnification.    We have agreed to indemnify holders against certain liabilities under the Securities Act in respect of any such resale registration.

105,236,074 Shares

Common stock

Prospectus supplement

The date of this prospectus supplement is July 22, 2008.